Alexander & Baldwin To Host Investor Day On November 2, 2016

HONOLULU, Oct. 27, 2016 /PRNewswire/ -- Alexander & Baldwin, Inc. (NYSE:ALEX) will host an Investor Day on Wednesday, November 2, 2016, from 11 a.m. to 3 p.m. Eastern Time at The Benjamin Hotel in New York City. The Investor Day will include a discussion about A&B's strategic direction.

Company participants will be Chris Benjamin, president and chief executive officer, Paul Ito, senior vice president and chief financial officer, and Lance Parker, A&B Properties' president, as well as additional members of the Company's management team.

The event will be live webcast in listen-only mode and may be accessed on A&B's website at www.alexanderbaldwin.com. Presentation slides will be available for download on the home page and in the investor relations events section of the website at 9 a.m. Eastern Time on November 2nd. A replay of the event will be available on A&B's website following the conclusion of the meeting for a period of one year.

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. is a Hawaii-based public company, with interests in commercial real estate, real estate development, agriculture, materials and infrastructure construction. With ownership of 87,500 acres in Hawaii, A&B is the state's fourth largest private landowner, and one of the state's most active real estate investors. The Company manages a portfolio comprising 4.7 million square feet of leasable space in Hawaii and on the U.S. Mainland and is the largest owner of grocery-anchored retail assets in the state. A&B is also Hawaii's largest materials company and paving contractor. Additional information about A&B may be found at www.alexanderbaldwin.com.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with pages 17-29 of Alexander & Baldwin, Inc.'s 2015 Form 10-K and other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release. We do not undertake any obligation to update our forward-looking statements.

Contact:
Suzy Hollinger
808.525.8443
shollinger@abinc.com

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